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                                                                    Exhibit 23.2
                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 of Veterinary Centers of America, Inc. (No.'s 33-80212, 33-42504, 33-91678, 33-92582, 33-
97682, 33-00324, 33-00376) and the Preliminary Proxy Statement of Veterinary Centers of America, Inc., filed during April 1996, of our report dated September 12, 1995 relating to the financial statements of Pets' Rx, Inc., which appears on page 6 of the Current Report on Form 8-K of Veterinary Centers of America, Inc. dated May 14, 1996.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
San Jose, California
May 13, 1996